Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3030

BOK Financial Reports Record Quarterly Earnings of $114 million or $1.75 Per Share
Results Driven by Strong Loan Growth, Net Interest Margin Expansion, and Continued Expense Control
Quarterly Dividend Increased 11.1 percent to 50 Cents Per Share

TULSA, Okla. (Wednesday, July 25, 2018) - BOK Financial Corporation reported net income of $114.4 million or $1.75 per diluted share for the second quarter of 2018. Net income was $105.6 million or $1.61 per diluted share for the first quarter of 2018 and $88.1 million or $1.35 per diluted share for the second quarter of 2017.

Steven G. Bradshaw, president and chief executive officer, stated, “This was a record quarter for BOK Financial, with the highest level of pre–tax, pre–provision income in our company’s history. In addition, we saw sustainable momentum across all of our lending businesses, with a record $665 million of new loan production in the quarter and 3.8 percent sequential growth in period end loans outstanding. With continued loan growth and net interest margin expansion, a stable credit environment, and ongoing expense management as we move toward our 60 percent efficiency ratio goal, we see earnings leverage continuing for the foreseeable future. Accordingly, our Board of Directors approved an 11 percent increase in our regular quarterly dividend to 50 cents per share.”

Bradshaw continued, “We look forward to closing our acquisition of CoBiz Financial later this year, which we believe will further enhance our growth profile. We believe the combination of CoBiz and BOK Financial will create the premiere commercial bank in Colorado and Arizona. In addition, the financial metrics of the deal are highly compelling, as we expect it to be accretive to earnings per share, return on average assets, return on tangible common equity, net interest margin, and efficiency ratio.”

 Second Quarter 2018 Highlights

•
Net interest revenue totaled $238.6 million for the second quarter of 2018, growing $18.8 million over the first quarter of 2018. Net interest margin increased to 3.17 percent for the second quarter of 2018 from 2.99 percent for the first quarter of 2018. Recoveries of foregone interest on nonaccruing loans added $5.3 million or 7 basis points to net interest margin in the second quarter. Average earning assets grew by $423 million over the prior quarter.

•
Fees and commissions revenue totaled $157.9 million for the second quarter of 2018, largely unchanged compared to the first quarter of 2018. Modest changes in other revenue lines were offset by decreased brokerage and trading revenue.

•
Operating expense was $246.5 million for the second quarter of 2018, a $2.0 million increase compared to the first quarter of 2018. Personnel expense decreased $1.0 million, primarily due to decreased incentive compensation expense. Non-personnel expense increased $3.0 million including $1.0 million of professional fees associated with the pending CoBiz acquisition.

•
The Company recorded no provision for credit losses in the second quarter of 2018. A $5.0 million negative provision for credit losses was recorded in the first quarter of 2018. The company had net charge-offs of $10.5 million or 0.24 percent of average loans on an annualized basis for second quarter of 2018, compared to net charge-offs of $1.3 million or 0.03 percent of average loans on an annualized basis for the first quarter of 2018. Net charge-offs totaled $26.9 million or 0.16 percent of average loans over the last four quarters.

•	The combined allowance for credit losses totaled $218 million or 1.21 percent of outstanding loans at June 30, 2018, compared to $228 million or 1.32 percent of outstanding loans at March 31, 2018.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $186 million or 1.04 percent of outstanding loans and repossessed assets at June 30, 2018 and $195 million or 1.13 percent of outstanding loans and repossessed assets at March 31, 2018. In addition, potential problem loans decreased $82 million to $140 million at June 30, 2018.

•
Average loan balances grew by $490 million over the previous quarter, primarily due to growth in commercial and commercial real estate loan balances. Period-end outstanding loan balances increased more than $665 million to $18.0 billion at June 30, 2018.

•
Average deposits were largely unchanged compared to the previous quarter. Average interest-bearing transaction deposit balances decreased $155 million, partially offset by an increase in demand deposit balances of $72 million. Period-end deposits were $22.2 billion at June 30, 2018, a $36 million decrease compared to March 31, 2018.

•
The common equity Tier 1 capital ratio at June 30, 2018 was 11.92 percent. Other regulatory capital ratios were Tier 1 capital ratio, 11.92 percent, total capital ratio, 13.26 percent, and leverage ratio, 9.57 percent. At March 31, 2018, the common equity Tier 1 capital ratio was 12.06 percent, the Tier 1 capital ratio was 12.06 percent, total capital ratio was 13.49 percent, and leverage ratio was 9.40 percent.

•
The Company's Board of Directors declared a dividend on the Company's common stock of 50 cents per share. This is an increase of 11.1 percent from 45 cents per share previously. The dividend will be payable on or about August 27, 2018, to shareholders of record on August 13.

Net Interest Revenue
Net interest revenue was $238.6 million for the second quarter of 2018, an $18.8 million increase over the first quarter of 2018.
Net interest margin was 3.17 percent for the second quarter of 2018, an increase of 18 basis points over the first quarter of 2018. Recoveries of foregone interest on nonaccruing loans added $5.3 million or 7 basis points to net interest margin in the second quarter. Excluding the impact of interest recoveries in the second quarter, the yield on average earning assets was 3.84 percent, a 23 basis point increase over the prior quarter. The loan portfolio yield also increased 23 basis points to 4.68 percent. The yield on the available for sale securities portfolio increased 7 basis points to 2.30 percent. The yield on interest-bearing cash and cash equivalents increased 29 basis points. Funding costs were 1.11 percent, up 18 basis points. The cost of interest-bearing deposits increased 9 basis points to 0.66 percent. The cost of other borrowed funds was up 34 basis points to 1.84 percent. The benefit to net interest margin from assets funded by non-interest liabilities increased to 37 basis points from 31 basis points in the first quarter of 2018.
Average earning assets increased $423 million over the second quarter of 2018. Trading securities balances increased $549 million. Average loan balances grew by $490 million. Average interest-bearing cash and cash equivalents balances decreased $386 million. Average fair value option securities held as an economic hedge of our mortgage servicing rights decreased $139 million. Average available for sale securities decreased $74 million. Average interest-bearing deposit balances decreased $144 million compared to the first quarter of 2018. The average balance of borrowed funds increased $231 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $157.9 million for the second quarter of 2018, consistent with the results from the first quarter of 2018.
Brokerage and trading revenue decreased $4.2 million compared to the first quarter of 2018. Rising mortgage interest rates narrowed trading margins and slowed turnover of our trading inventory. However, the longer average hold time of trading securities increased net interest revenue by $3.1 million.
Other revenue increased $2.2 million compared to the first quarter of 2018 primarily due to appreciation in assets related to the deferred compensation plan. This is primarily offset by an increase in deferred compensation expense. Mortgage banking revenue was relatively consistent with the previous quarter. A 2 percent decrease in mortgage production volume was offset by an increase in the gain on sale margin.

Operating Expense
Total operating expense was $246.5 million for the second quarter of 2018, largely unchanged compared to the first quarter of 2018.
Personnel expense decreased $1.0 million. Incentive compensation expense decreased $1.0 million. Changes in assumptions for performance-based awards decreased equity compensation expense by $4.3 million. This was partially offset by an increase of $2.4 million in cash based incentive compensation. Employee benefits expense decreased $1.2 million primarily due to a seasonal decrease in payroll taxes partially offset by an overall increase in employee healthcare costs. Regular compensation increased $1.2 million as merit increases were effective for most employees in March 2018.
Non-personnel expense increased $3.0 million. Professional fees and services expense increased $4.8 million mainly due to $1.8 million in project costs, $1.0 million in costs related to the pending CoBiz acquisition and $953 thousand in seasonal tax preparation charges from trust operations. Mortgage banking costs increased $2.7 million primarily due to a $1.9 million increase in accruals related to default servicing and loss mitigation costs on loans serviced for others.
Net losses and operating expenses of repossessed assets decreased $5.0 million, primarily due to a $5.0 million write-down on a set of repossessed oil and gas properties in the first quarter of 2018.
Loans, Deposits and Capital
Loans
Outstanding loans were $18.0 billion at June 30, 2018, up more than $665 million or 3.8 percent over March 31, 2018. Loan growth can generally be attributed to tax reform changes and regulatory easing resulting in a better overall business environment. Specifically, growth in energy loans is consistent with our ongoing support and commitment to the oil and gas industry.
Outstanding commercial loan balances grew by $429 million or 3.9 percent over March 31, 2018. Energy loan balances were up $178 million. Unfunded energy loan commitments increased $80 million over March 31, 2018 to $3.0 billion at June 30, 2018. Wholesale/retail sector loan balances grew by $168 million. Manufacturing sector loan balances were up $88 million. Service sector loans increased $16 million, mostly offset by a $14 million decrease in other commercial and industrial loans.
Commercial real estate loan balances grew by $205 million or 5.9 percent over March 31, 2018. Loans secured by office buildings increased $83 million. Multifamily residential loan balances were up $48 million. Loans secured by industrial properties grew by $40 million. Loans secured by retail facilities and other commercial real estate loans increased $18 million and $15 million, respectively.
Deposits
Period-end deposits totaled $22.2 billion at June 30, 2018, a $36 million decrease compared to March 31, 2018. Interest-bearing transaction account balances decreased $63 million and time deposit balances decreased by $39 million. These decreases were partially offset by a $68 million increase in demand deposit balances. Consumer Banking deposits were down $71 million and Commercial Banking deposits decreased $41 million, partially offset by a $7.3 million increase in Wealth Management deposits.

Capital
The company's common equity Tier 1 capital ratio was 11.92 percent at June 30, 2018. In addition, the company's Tier 1 capital ratio was 11.92 percent, total capital ratio was 13.26 percent, and leverage ratio was 9.57 percent at June 30, 2018. At March 31, 2018, the company's common equity Tier 1 capital ratio was 12.06 percent, Tier 1 capital ratio was 12.06 percent, total capital ratio was 13.49 percent, and leverage ratio was 9.40 percent.
The decrease in regulatory capital ratios was due in part to introduction of the market risk capital rules. The company exceeded the $1 billion regulatory capital rules threshold for trading assets and liabilities at March 31. This subjects the company to the market risk rule, which imposed additional modeling, systems, oversight and reporting requirements beginning in the second quarter of 2018 and resulted in an increase in risk weighted assets associated with our trading activities.
The company's tangible common equity ratio, a non-GAAP measure, was 9.21 percent at June 30, 2018 and 9.18 percent at March 31, 2018. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $269 million or 1.49 percent of outstanding loans and repossessed assets at June 30, 2018, down from $278 million or 1.60 percent at March 31, 2018. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $186 million or 1.04 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2018, compared to $195 million or 1.13 percent at March 31, 2018.
Nonaccruing loans were $166 million or 0.92 percent of outstanding loans at June 30, 2018, compared to $180 million or 1.04 percent of outstanding loans at March 31, 2018. The decrease in nonaccruing loans was primarily due to a $24 million decrease in energy loans, partially offset by a $12 million increase in wholesale/retail sector loans. New nonaccruing loans identified in the second quarter totaled $42 million, offset by $31 million in payments received, $15 million in charge-offs, and $8.2 million in foreclosures and repossessions. At June 30, 2018, nonaccruing commercial loans totaled $121 million or 1.07 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $2.0 million or 0.05 percent of outstanding commercial real estate loans, and nonaccruing residential mortgage loans totaled $42 million or 2.18 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $140 million at June 30, down from $222 million at March 31. The decrease largely resulted from energy, services, and wholesale/retail sector loans.
The company had net charge-offs of $10.5 million or 0.24 percent of average loans on an annualized basis for second quarter of 2018, compared to net charge-offs of $1.3 million or 0.03 percent of average loans on an annualized basis for the first quarter of 2018. Net charge-offs were 0.16 percent of average loans over the last four quarters. Over half of the second quarter net charge-offs was from one energy loan that had previously been identified as impaired and appropriately reserved. Gross charge-offs were $15.1 million for the second quarter compared to $2.9 million for the previous quarter. Recoveries totaled $4.6 million for the second quarter of 2018 and $1.6 million for the first quarter of 2018.
Based on an evaluation of all credit factors, including overall loan portfolio growth, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that no provision for credit losses was appropriate for the second quarter of 2018. The company had a $5.0 million negative provision for credit losses in the first quarter of 2018.
The combined allowance for credit losses totaled $218 million or 1.21 percent of outstanding loans and 138 percent of nonaccruing loans at June 30, 2018, excluding residential mortgage loans guaranteed by U.S. government agencies. The allowance for loan losses was $215 million and the accrual for off-balance sheet credit losses was $2.4 million. At March 31, 2018, the combined allowance for credit losses was $228 million or 1.32 percent of outstanding loans and 133 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $224 million and the accrual for off-balance sheet credit losses was $4.1 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.2 billion at June 30, 2018, an $87 million decrease compared to March 31, 2018. At June 30, 2018, the available for sale portfolio consisted primarily of $5.3 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.7 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At June 30, 2018, the available for sale securities portfolio had a net unrealized loss of $181 million compared to a $148 million net unrealized loss at March 31, 2018.
Trading securities increased $617 million to $1.9 billion during the second quarter of 2018 as a result of expanded relationships with mortgage loan originator clients along with slower inventory turnover rates. The company holds an inventory of trading securities in support of sales to a variety of customers, including banks, corporations, insurance companies, money managers, and others.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $3.5 million during the second quarter of 2018, including a $1.7 million increase in the fair value of mortgage servicing rights, a $6.4 million decrease in the fair value of securities and derivative contracts held as an economic hedge, and $1.2 million of related net interest revenue.
The fair value of mortgage servicing rights increased by $21.2 million during the first quarter of 2018. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights decreased by $23.3 million. Related net interest revenue was $1.8 million during the first quarter of 2018.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, July 25, 2018 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13681367.

About BOK Financial Corporation
BOK Financial Corporation is a $34 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2018 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CoBiz Financial Inc.’s and BOK Financial Corporation’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in CoBiz Financial Inc.’s and BOK Financial Corporation’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by CoBiz Financial Inc.’s shareholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating CoBiz Financial Inc.’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BOK Financial Corporation’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In this news release we may sometimes use non-GAAP Financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. If applicable, we provide GAAP reconciliations for non-GAAP financial measures.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, BOK Financial Corporation has filed with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement of CoBiz Financial Inc. and a Prospectus of BOK Financial Corporation, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER E AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BOK Financial Corporation and CoBiz Financial Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from CoBiz Financial Inc. at ir.cobizfinancial.com or from BOK Financial Corporation by accessing BOK Financial Corporation’s website at www.bokf.com. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to CoBiz Financial Inc. Investor Relations at CoBiz Financial Inc. Investor Relations, 1401 Lawrence Street, Suite 1200, Denver, CO, by calling (303) 312-3412, or by sending an e-mail to info@cobizfinancial.com or to BOK Financial Corporation Investor Relations at Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma, by calling (918) 588-6000 or by sending an e-mail to investorrelations@bokf.com.

CoBiz Financial Inc. and BOK Financial Corporation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CoBiz Financial Inc. in respect of the transaction described in the Proxy Statement/Prospectus. Information regarding CoBiz Financial Inc.’s directors and executive officers is contained in CoBiz Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 9, 2018, which are filed with the SEC.  Information regarding BOK Financial Corporation’s directors and executive officers is contained in BOK Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 15, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2018	Mar. 31, 2018	June 30, 2017
ASSETS
Cash and due from banks	$585,801	$544,534	$561,587
Interest-bearing cash and cash equivalents	872,999	2,054,899	2,078,831
Trading securities	1,909,615	1,292,432	441,414
Investment securities	392,013	416,672	490,426
Available for sale debt securities	8,162,866	8,249,432	8,341,041
Fair value option securities	482,227	513,668	445,169
Restricted equity securities	347,721	338,552	311,033
Residential mortgage loans held for sale	223,301	225,190	287,259
Loans:
Commercial	11,349,039	10,919,667	10,637,955
Commercial real estate	3,712,220	3,506,782	3,688,592
Residential mortgage	1,942,250	1,945,769	1,939,198
Personal	1,000,187	965,632	917,900
Total loans	18,003,696	17,337,850	17,183,645
Allowance for loan losses	(215,142)	(223,967)	(250,061)
Loans, net of allowance	17,788,554	17,113,883	16,933,584
Premises and equipment, net	320,810	314,347	321,038
Receivables	212,893	206,577	170,094
Goodwill	453,093	447,430	446,697
Intangible assets, net	28,273	29,658	40,755
Mortgage servicing rights	278,719	274,978	245,239
Real estate and other repossessed assets, net	27,891	23,652	39,436
Derivative contracts, net	373,373	286,687	280,289
Cash surrender value of bank-owned life insurance	321,024	318,661	312,774
Receivable on unsettled securities sales	604,552	275,088	158,125
Other assets	447,382	435,152	358,741
TOTAL ASSETS	$33,833,107	$33,361,492	$32,263,532

LIABILITIES AND EQUITY
Deposits:
Demand	$9,373,959	$9,306,023	$9,568,895
Interest-bearing transaction	10,164,099	10,226,971	10,087,139
Savings	503,474	505,952	464,318
Time	2,127,732	2,166,254	2,196,122
Total deposits	22,169,264	22,205,200	22,316,474
Funds purchased and repurchase agreements	880,027	546,324	464,323
Other borrowings	5,929,445	5,727,025	5,232,343
Subordinated debentures	144,697	144,687	144,658
Accrued interest, taxes and expense	160,568	156,146	133,198
Due on unsettled securities purchases	571,034	553,840	31,214
Derivative contracts, net	234,856	233,202	285,819
Other liabilities	167,171	277,726	205,958
TOTAL LIABILITIES	30,257,062	29,844,150	28,813,987
Shareholders' equity:
Capital, surplus and retained earnings	3,688,736	3,606,220	3,414,505
Accumulated other comprehensive gain (loss)	(135,305)	(111,191)	7,964
TOTAL SHAREHOLDERS' EQUITY	3,553,431	3,495,029	3,422,469
Non-controlling interests	22,614	22,313	27,076
TOTAL EQUITY	3,576,045	3,517,342	3,449,545
TOTAL LIABILITIES AND EQUITY	$33,833,107	$33,361,492	$32,263,532

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
ASSETS
Interest-bearing cash and cash equivalents	$1,673,387	$2,059,517	$1,976,395	$1,965,645	$2,007,746
Trading securities	1,482,302	933,404	560,321	491,613	456,028
Investment securities	399,088	441,207	462,869	475,705	499,372
Available for sale debt securities	8,163,142	8,236,938	8,435,916	8,428,353	8,384,057
Fair value option securities	487,192	626,251	792,647	684,571	476,102
Restricted equity securities	348,546	349,176	337,673	328,677	295,743
Residential mortgage loans held for sale	218,600	199,380	257,927	256,343	245,401
Loans:
Commercial	11,189,899	10,871,569	10,751,235	10,827,198	10,604,456
Commercial real estate	3,660,166	3,491,335	3,485,583	3,528,330	3,676,976
Residential mortgage	1,915,015	1,937,198	1,976,860	1,951,385	1,933,091
Personal	986,162	961,379	967,329	949,750	915,010
Total loans	17,751,242	17,261,481	17,181,007	17,256,663	17,129,533
Allowance for loan losses	(222,856)	(228,996)	(246,143)	(250,590)	(251,632)
Total loans, net	17,528,386	17,032,485	16,934,864	17,006,073	16,877,901
Total earning assets	30,300,643	29,878,358	29,758,612	29,636,980	29,242,350
Cash and due from banks	571,333	564,585	576,737	546,653	530,352
Derivative contracts, net	318,375	278,694	292,961	238,583	248,168
Cash surrender value of bank-owned life insurance	319,507	317,334	315,034	313,079	311,310
Receivable on unsettled securities sales	618,240	998,803	821,275	608,412	372,894
Other assets	1,777,937	1,687,178	1,687,496	1,664,463	1,663,497
TOTAL ASSETS	$33,906,035	$33,724,952	$33,452,115	$33,008,170	$32,368,571

LIABILITIES AND EQUITY
Deposits:
Demand	$9,223,327	$9,151,272	$9,417,351	$9,389,849	$9,338,683
Interest-bearing transaction	10,189,354	10,344,469	10,142,744	10,088,522	10,087,640
Savings	503,671	480,110	466,496	464,130	461,586
Time	2,138,880	2,151,044	2,134,469	2,176,820	2,204,422
Total deposits	22,055,232	22,126,895	22,161,060	22,119,321	22,092,331
Funds purchased and repurchase agreements	593,250	532,412	488,330	411,286	490,616
Other borrowings	6,497,020	6,326,967	6,209,903	6,162,641	5,572,031
Subordinated debentures	144,692	144,682	144,673	144,663	144,654
Derivative contracts, net	235,543	223,373	288,408	221,371	178,695
Due on unsettled securities purchases	527,804	558,898	332,155	145,977	162,348
Other liabilities	340,322	333,151	312,196	318,270	318,463
TOTAL LIABILITIES	30,393,863	30,246,378	29,936,725	29,523,529	28,959,138
Total equity	3,512,172	3,478,574	3,515,390	3,484,641	3,409,433
TOTAL LIABILITIES AND EQUITY	$33,906,035	$33,724,952	$33,452,115	$33,008,170	$32,368,571

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Interest revenue	$294,180	$235,181	$559,587	$461,571
Interest expense	55,618	29,977	101,289	55,185
Net interest revenue	238,562	205,204	458,298	406,386
Provision for credit losses	—	—	(5,000)	—
Net interest revenue after provision for credit losses	238,562	205,204	463,298	406,386
Other operating revenue:
Brokerage and trading revenue	26,488	31,764	57,136	65,387
Transaction card revenue[1]	20,975	20,009	41,965	38,186
Fiduciary and asset management revenue	41,699	41,808	83,531	80,439
Deposit service charges and fees	27,827	28,422	54,988	56,199
Mortgage banking revenue	26,346	30,276	52,371	55,467
Other revenue	14,518	14,984	26,848	26,736
Total fees and commissions	157,853	167,263	316,839	322,414
Other gains, net	3,983	6,108	3,319	9,735
Gain (loss) on derivatives, net	(3,057)	3,241	(8,742)	2,791
Gain (loss) on fair value option securities, net	(3,341)	1,984	(20,905)	844
Change in fair value of mortgage servicing rights	1,723	(6,943)	22,929	(5,087)
Gain (loss) on available for sale securities, net	(762)	380	(1,052)	2,429
Total other operating revenue	156,399	172,033	312,388	333,126
Other operating expense:
Personnel	138,947	143,744	278,894	280,169
Business promotion	7,686	7,738	13,696	14,455
Professional fees and services	14,978	12,419	25,178	23,836
Net occupancy and equipment	22,761	21,125	46,807	42,749
Insurance	6,245	689	12,838	7,093
Data processing and communications[1]	27,739	26,111	55,556	51,810
Printing, postage and supplies	4,011	4,140	8,100	7,991
Net losses and operating expenses of repossessed assets	2,722	2,267	10,427	3,276
Amortization of intangible assets	1,386	1,803	2,686	3,605
Mortgage banking costs	12,890	12,072	23,039	25,075
Other expense	7,111	8,558	13,685	16,115
Total other operating expense	246,476	240,666	490,906	476,174

Net income before taxes	148,485	136,571	284,780	263,338
Federal and state income taxes	33,330	47,705	64,278	85,808

Net income	115,155	88,866	220,502	177,530
Net income attributable to non-controlling interests	783	719	568	1,027
Net income attributable to BOK Financial Corporation shareholders	$114,372	$88,147	$219,934	$176,503

Average shares outstanding:
Basic	64,901,975	64,729,752	64,874,567	64,722,744
Diluted	64,937,226	64,793,134	64,912,552	64,788,322

Net income per share:
Basic	$1.75	$1.35	$3.36	$2.70
Diluted	$1.75	$1.35	$3.36	$2.69
1 Non-GAAP measure to net interchange charges for periods prior to 2018 between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Capital:
Period-end shareholders' equity	$3,553,431	$3,495,029	$3,495,367	$3,488,814	$3,422,469
Risk weighted assets	$27,004,559	$26,025,660	$25,733,711	$25,409,728	$25,130,802
Risk-based capital ratios:
Common equity tier 1	11.92%	12.06%	12.05%	11.90%	11.76%
Tier 1	11.92%	12.06%	12.05%	11.90%	11.76%
Total capital	13.26%	13.49%	13.54%	13.47%	13.36%
Leverage ratio	9.57%	9.40%	9.31%	9.30%	9.27%
Tangible common equity ratio[1]	9.21%	9.18%	9.50%	9.23%	9.24%

Common stock:
Book value per share	$54.30	$53.39	$53.45	$53.30	$52.32
Tangible book value per share	46.95	46.10	46.17	45.88	44.87
Market value per share:
High	$106.65	$107.00	$93.97	$90.69	$88.31
Low	$92.39	$89.82	$79.67	$77.10	$74.09
Cash dividends paid	$29,340	$29,342	$29,328	$28,655	$28,652
Dividend payout ratio	25.65%	27.80%	40.46%	33.46%	32.50%
Shares outstanding, net	65,439,090	65,459,505	65,394,937	65,456,786	65,416,403
Stock buy-back program:
Shares repurchased	8,257	82,583	80,000	—	—
Amount	$824	$7,584	$7,403	$—	$—
Average price per share	$99.84	$91.83	$92.54	$—	$—

Performance ratios (quarter annualized):
Return on average assets	1.35%	1.27%	0.86%	1.03%	1.09%
Return on average equity	13.14%	12.39%	8.24%	9.83%	10.46%
Net interest margin	3.17%	2.99%	2.97%	3.01%	2.89%
Efficiency ratio[3]	61.68%	65.09%	66.07%	65.92%	63.66%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,553,431	$3,495,029	$3,495,367	$3,488,814	$3,422,469
Less: Goodwill and intangible assets, net	481,366	477,088	476,088	485,710	487,452
Tangible common equity	$3,072,065	$3,017,941	$3,019,279	$3,003,104	$2,935,017

Total assets	$33,833,107	$33,361,492	$32,272,160	$33,005,515	$32,263,532
Less: Goodwill and intangible assets, net	481,366	477,088	476,088	485,710	487,452
Tangible assets	$33,351,741	$32,884,404	$31,796,072	$32,519,805	$31,776,080

Tangible common equity ratio	9.21%	9.18%	9.50%	9.23%	9.24%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Other data:
Fiduciary assets	$46,531,900	$46,648,290	$48,761,477	$45,177,185	$45,089,153
Tax equivalent interest	$1,983	$2,010	$4,131	$4,314	$4,330
Net unrealized gain (loss) on available for sale securities	$(180,602)	$(148,247)	$(47,497)	$14,061	$16,041

Mortgage banking:
Mortgage production revenue	$9,915	$9,452	$7,786	$8,329	$13,840

Mortgage loans funded for sale	$773,910	$664,958	$840,080	$832,796	$902,978
Add: current period-end outstanding commitments	251,231	298,318	222,919	334,337	362,088
Less: prior period end outstanding commitments	298,318	222,919	334,337	362,088	381,732
Total mortgage production volume	$726,823	$740,357	$728,662	$805,045	$883,334

Mortgage loan refinances to mortgage loans funded for sale	22%	42%	47%	38%	33%
Gain on sale margin	1.36%	1.28%	1.07%	1.03%	1.57%

Mortgage servicing revenue	$16,431	$16,573	$16,576	$16,561	$16,436
Average outstanding principal balance of mortgage loans serviced for others	21,986,065	22,027,726	22,054,877	22,079,177	22,055,127
Average mortgage servicing revenue rates	0.30%	0.31%	0.30%	0.30%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(3,070)	$(5,698)	$(3,057)	$1,025	$3,241
Gain (loss) on fair value option securities, net	(3,341)	(17,564)	(4,238)	661	1,984
Gain (loss) on economic hedge of mortgage servicing rights	(6,411)	(23,262)	(7,295)	1,686	5,225
Gain (loss) on changes in fair value of mortgage servicing rights	1,723	21,206	5,898	(639)	(6,943)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(4,688)	(2,056)	(1,397)	1,047	(1,718)
Net interest revenue on fair value option securities[2]	1,203	1,800	2,656	2,543	1,965
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(3,485)	$(256)	$1,259	$3,590	$247

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

[3]	Periods prior to 2018 are shown on a comparable basis to net interchange charges between transaction card revenue and data processing and communications expense.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017

Interest revenue	$294,180	$265,407	$255,767	$255,413	$235,181
Interest expense	55,618	45,671	38,904	36,961	29,977
Net interest revenue	238,562	219,736	216,863	218,452	205,204
Provision for credit losses	—	(5,000)	(7,000)	—	—
Net interest revenue after provision for credit losses	238,562	224,736	223,863	218,452	205,204
Other operating revenue:
Brokerage and trading revenue	26,488	30,648	33,045	33,169	31,764
Transaction card revenue[1]	20,975	20,990	20,028	22,929	20,009
Fiduciary and asset management revenue	41,699	41,832	41,767	40,687	41,808
Deposit service charges and fees	27,827	27,161	27,685	28,191	28,422
Mortgage banking revenue	26,346	26,025	24,362	24,890	30,276
Other revenue	14,518	12,330	11,762	13,670	14,984
Total fees and commissions	157,853	158,986	158,649	163,536	167,263
Other gains (losses), net	3,983	(664)	552	(1,283)	6,108
Gain (loss) on derivatives, net	(3,057)	(5,685)	(3,045)	1,033	3,241
Gain (loss) on fair value option securities, net	(3,341)	(17,564)	(4,238)	661	1,984
Change in fair value of mortgage servicing rights	1,723	21,206	5,898	(639)	(6,943)
Gain (loss) on available for sale securities, net	(762)	(290)	(488)	2,487	380
Total other operating revenue	156,399	155,989	157,328	165,795	172,033
Other operating expense:
Personnel	138,947	139,947	145,329	147,910	143,744
Business promotion	7,686	6,010	7,317	7,105	7,738
Charitable contributions to BOKF Foundation	—	—	2,000	—	—
Professional fees and services	14,978	10,200	15,344	11,887	12,419
Net occupancy and equipment	22,761	24,046	22,403	21,325	21,125
Insurance	6,245	6,593	6,555	6,005	689
Data processing and communications[1]	27,739	27,817	28,903	27,412	26,111
Printing, postage and supplies	4,011	4,089	3,781	3,917	4,140
Net losses (gains) and operating expenses of repossessed assets	2,722	7,705	340	6,071	2,267
Amortization of intangible assets	1,386	1,300	1,430	1,744	1,803
Mortgage banking costs	12,890	10,149	14,331	13,450	12,072
Other expense	7,111	6,574	6,746	9,193	8,558
Total other operating expense	246,476	244,430	254,479	256,019	240,666
Net income before taxes	148,485	136,295	126,712	128,228	136,571
Federal and state income taxes	33,330	30,948	54,347	42,438	47,705
Net income	115,155	105,347	72,365	85,790	88,866
Net income (loss) attributable to non-controlling interests	783	(215)	(127)	141	719
Net income attributable to BOK Financial Corporation shareholders	$114,372	$105,562	$72,492	$85,649	$88,147

Average shares outstanding:
Basic	64,901,975	64,847,334	64,793,005	64,742,822	64,729,752
Diluted	64,937,226	64,888,033	64,843,179	64,805,172	64,793,134
Net income per share:
Basic	$1.75	$1.61	$1.11	$1.31	$1.35
Diluted	$1.75	$1.61	$1.11	$1.31	$1.35

[1]
Non-GAAP measure to net interchange charges for periods prior to 2018 between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Commercial:
Energy	$3,147,219	$2,969,618	$2,930,156	$2,867,981	$2,847,240
Services	2,944,499	2,928,294	2,986,949	2,967,513	2,958,827
Healthcare	2,353,722	2,359,928	2,314,753	2,239,451	2,221,518
Wholesale/retail	1,699,554	1,531,576	1,471,256	1,658,098	1,543,695
Manufacturing	647,816	559,695	496,774	519,446	546,137
Other commercial and industrial	556,229	570,556	534,087	543,445	520,538
Total commercial	11,349,039	10,919,667	10,733,975	10,795,934	10,637,955

Commercial real estate:
Multifamily	1,056,984	1,008,903	980,017	999,009	952,380
Office	820,127	737,144	831,770	797,089	862,973
Retail	768,024	750,396	691,532	725,865	722,805
Industrial	653,384	613,608	573,014	591,080	693,635
Residential construction and land development	118,999	117,458	117,245	112,102	141,592
Other commercial real estate	294,702	279,273	286,409	292,997	315,207
Total commercial real estate	3,712,220	3,506,782	3,479,987	3,518,142	3,688,592

Residential mortgage:
Permanent mortgage	1,068,412	1,047,785	1,043,435	1,013,965	989,040
Permanent mortgages guaranteed by U.S. government agencies	169,653	177,880	197,506	187,370	191,729
Home equity	704,185	720,104	732,745	744,415	758,429
Total residential mortgage	1,942,250	1,945,769	1,973,686	1,945,750	1,939,198

Personal	1,000,187	965,632	965,776	947,008	917,900

Total	$18,003,696	$17,337,850	$17,153,424	$17,206,834	$17,183,645

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017

Bank of Oklahoma:
Commercial	$3,465,407	$3,265,013	$3,238,720	$3,408,973	$3,369,967
Commercial real estate	662,665	668,031	682,037	712,915	667,932
Residential mortgage	1,403,658	1,419,281	1,435,432	1,405,900	1,398,021
Personal	362,846	353,128	342,212	322,320	318,016
Total Bank of Oklahoma	5,894,576	5,705,453	5,698,401	5,850,108	5,753,936

Bank of Texas:
Commercial	4,922,451	4,715,841	4,520,401	4,434,595	4,339,634
Commercial real estate	1,336,101	1,254,421	1,261,864	1,236,702	1,360,164
Residential mortgage	243,400	229,761	233,675	229,993	232,074
Personal	394,021	363,608	375,084	375,173	354,222
Total Bank of Texas	6,895,973	6,563,631	6,391,024	6,276,463	6,286,094

Bank of Albuquerque:
Commercial	305,167	315,701	343,296	367,747	369,370
Commercial real estate	386,878	348,485	341,282	319,208	324,405
Residential mortgage	90,581	93,490	98,018	101,983	103,849
Personal	11,107	11,667	11,721	12,953	12,439
Total Bank of Albuquerque	793,733	769,343	794,317	801,891	810,063

Bank of Arkansas:
Commercial	93,217	94,430	95,644	91,051	85,020
Commercial real estate	90,807	88,700	87,393	80,917	73,943
Residential mortgage	6,927	7,033	6,596	6,318	6,395
Personal	12,331	9,916	9,992	10,388	11,993
Total Bank of Arkansas	203,282	200,079	199,625	188,674	177,351

Colorado State Bank & Trust:
Commercial	1,165,721	1,180,655	1,130,714	1,124,200	1,065,780
Commercial real estate	267,065	210,801	174,201	186,427	255,379
Residential mortgage	64,839	64,530	63,350	63,734	63,346
Personal	60,504	63,118	63,115	60,513	56,187
Total Colorado State Bank & Trust	1,558,129	1,519,104	1,431,380	1,434,874	1,440,692

Bank of Arizona:
Commercial	681,852	624,106	687,792	634,809	617,759
Commercial real estate	710,784	672,319	660,094	706,188	705,858
Residential mortgage	47,010	39,227	41,771	40,730	37,034
Personal	65,541	57,023	57,140	55,050	55,528
Total Bank of Arizona	1,505,187	1,392,675	1,446,797	1,436,777	1,416,179

Mobank (Kansas City):
Commercial	715,224	723,921	717,408	734,559	790,425
Commercial real estate	257,920	264,025	273,116	275,785	300,911
Residential mortgage	85,835	92,447	94,844	97,092	98,479
Personal	93,837	107,172	106,512	110,611	109,515
Total Mobank (Kansas City)	1,152,816	1,187,565	1,191,880	1,218,047	1,299,330

TOTAL BOK FINANCIAL	$18,003,696	$17,337,850	$17,153,424	$17,206,834	$17,183,645

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Bank of Oklahoma:
Demand	$3,867,933	$4,201,842	$3,885,008	$4,061,612	$4,353,421
Interest-bearing:
Transaction	5,968,460	6,051,302	5,901,293	5,909,259	5,998,787
Savings	289,202	289,351	265,870	265,023	263,664
Time	1,207,471	1,203,534	1,092,133	1,131,547	1,170,014
Total interest-bearing	7,465,133	7,544,187	7,259,296	7,305,829	7,432,465
Total Bank of Oklahoma	11,333,066	11,746,029	11,144,304	11,367,441	11,785,886

Bank of Texas:
Demand	3,317,656	3,015,869	3,239,098	3,094,184	3,121,890
Interest-bearing:
Transaction	2,168,488	2,208,480	2,397,071	2,272,987	2,272,185
Savings	97,809	98,852	93,620	93,400	91,491
Time	445,500	475,967	502,879	521,072	502,128
Total interest-bearing	2,711,797	2,783,299	2,993,570	2,887,459	2,865,804
Total Bank of Texas	6,029,453	5,799,168	6,232,668	5,981,643	5,987,694

Bank of Albuquerque:
Demand	770,974	695,060	663,353	659,793	612,117
Interest-bearing:
Transaction	586,593	555,414	552,393	551,884	558,523
Savings	59,415	60,596	55,647	53,532	54,136
Time	212,689	216,306	216,743	224,773	229,616
Total interest-bearing	858,697	832,316	824,783	830,189	842,275
Total Bank of Albuquerque	1,629,671	1,527,376	1,488,136	1,489,982	1,454,392

Bank of Arkansas:
Demand	39,896	35,291	30,384	31,442	40,511
Interest-bearing:
Transaction	143,298	94,206	85,095	126,746	129,848
Savings	1,885	1,960	1,881	1,876	2,135
Time	10,771	11,878	14,045	14,434	14,876
Total interest-bearing	155,954	108,044	101,021	143,056	146,859
Total Bank of Arkansas	195,850	143,335	131,405	174,498	187,370

Colorado State Bank & Trust:
Demand	529,912	521,963	633,714	540,300	577,617
Interest-bearing:
Transaction	701,362	687,785	657,629	628,807	626,343
Savings	38,176	37,232	35,223	34,776	35,651
Time	208,049	215,330	224,962	231,927	228,458
Total interest-bearing	947,587	940,347	917,814	895,510	890,452
Total Colorado State Bank & Trust	1,477,499	1,462,310	1,551,528	1,435,810	1,468,069

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Bank of Arizona:
Demand	387,952	330,196	334,701	335,740	366,866
Interest-bearing:
Transaction	194,353	248,337	274,846	174,010	154,457
Savings	3,935	4,116	3,343	4,105	3,638
Time	22,447	21,009	20,394	20,831	19,911
Total interest-bearing	220,735	273,462	298,583	198,946	178,006
Total Bank of Arizona	608,687	603,658	633,284	534,686	544,872

Mobank (Kansas City):
Demand	459,636	505,802	457,080	462,410	496,473
Interest-bearing:
Transaction	401,545	381,447	382,066	361,391	346,996
Savings	13,052	13,845	13,574	12,513	13,603
Time	20,805	22,230	27,260	27,705	31,119
Total interest-bearing	435,402	417,522	422,900	401,609	391,718
Total Mobank (Kansas City)	895,038	923,324	879,980	864,019	888,191

TOTAL BOK FINANCIAL	$22,169,264	$22,205,200	$22,061,305	$21,848,079	$22,316,474

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.86%	1.57%	1.27%	1.29%	1.04%
Trading securities	3.63%	3.40%	3.38%	3.47%	3.23%
Investment securities:
Taxable	5.23%	5.21%	5.31%	5.31%	5.34%
Tax-exempt	2.42%	2.25%	2.69%	2.60%	2.51%
Total investment securities	3.95%	3.78%	3.98%	3.86%	3.76%
Available for sale securities:
Taxable	2.29%	2.22%	2.19%	2.16%	2.09%
Tax-exempt	3.26%	3.26%	5.41%	5.27%	6.09%
Total available for sale securities	2.30%	2.23%	2.21%	2.17%	2.11%
Fair value option securities	3.16%	2.95%	2.90%	2.97%	2.92%
Restricted equity securities	6.21%	5.86%	5.87%	5.87%	5.95%
Residential mortgage loans held for sale	4.28%	3.71%	3.72%	3.36%	3.92%
Loans	4.80%	4.45%	4.29%	4.31%	4.03%
Allowance for loan losses
Loans, net of allowance	4.86%	4.51%	4.35%	4.38%	4.09%
Total tax-equivalent yield on earning assets	3.91%	3.61%	3.49%	3.50%	3.30%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.55%	0.45%	0.35%	0.32%	0.26%
Savings	0.08%	0.07%	0.07%	0.08%	0.08%
Time	1.29%	1.25%	1.17%	1.16%	1.11%
Total interest-bearing deposits	0.66%	0.57%	0.48%	0.45%	0.40%
Funds purchased and repurchase agreements	0.53%	0.40%	0.28%	0.25%	0.13%
Other borrowings	1.96%	1.60%	1.36%	1.29%	1.09%
Subordinated debt	5.67%	5.61%	5.55%	5.68%	5.55%
Total cost of interest-bearing liabilities	1.11%	0.93%	0.79%	0.75%	0.63%
Tax-equivalent net interest revenue spread	2.80%	2.68%	2.70%	2.75%	2.67%
Effect of noninterest-bearing funding sources and other	0.37%	0.31%	0.27%	0.26%	0.22%
Tax-equivalent net interest margin	3.17%	2.99%	2.97%	3.01%	2.89%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Nonperforming assets:
Nonaccruing loans:
Commercial	$120,978	$131,460	$137,303	$176,900	$197,157
Commercial real estate	1,996	2,470	2,855	2,975	3,775
Residential mortgage	42,343	45,794	47,447	45,506	44,235
Personal	340	340	269	255	272
Total nonaccruing loans	165,657	180,064	187,874	225,636	245,439
Accruing renegotiated loans guaranteed by U.S. government agencies	75,374	74,418	73,994	69,440	80,624
Real estate and other repossessed assets	27,891	23,652	28,437	32,535	39,436
Total nonperforming assets	$268,922	$278,134	$290,305	$327,611	$365,499
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$185,981	$194,833	$207,132	$249,280	$275,823

Nonaccruing loans by loan class:
Commercial:
Energy	$65,597	$89,942	$92,284	$110,683	$123,992
Services	4,377	2,109	2,620	1,174	7,754
Healthcare	16,125	15,342	14,765	24,446	24,505
Wholesale/retail	14,095	2,564	2,574	1,893	10,620
Manufacturing	2,991	3,002	5,962	9,059	9,656
Other commercial and industrial	17,793	18,501	19,098	29,645	20,630
Total commercial	120,978	131,460	137,303	176,900	197,157
Commercial real estate:
Multifamily	—	—	—	—	10
Office	275	275	275	275	396
Retail	1,068	264	276	289	301
Industrial	—	—	—	—	—
Residential construction and land development	350	1,613	1,832	1,924	2,051
Other commercial real estate	303	318	472	487	1,017
Total commercial real estate	1,996	2,470	2,855	2,975	3,775
Residential mortgage:
Permanent mortgage	23,105	24,578	25,193	24,623	23,415
Permanent mortgage guaranteed by U.S. government agencies	7,567	8,883	9,179	8,891	9,052
Home equity	11,671	12,333	13,075	11,992	11,768
Total residential mortgage	42,343	45,794	47,447	45,506	44,235
Personal	340	340	269	255	272
Total nonaccruing loans	$165,657	$180,064	$187,874	$225,636	$245,439

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017

Performing loans 90 days past due[1]	$879	$90	$633	$253	$1,414

Gross charge-offs	$(15,105)	$(2,890)	$(14,749)	$(5,825)	$(2,872)
Recoveries	4,578	1,576	3,061	2,437	1,214
Net charge-offs	$(10,527)	$(1,314)	$(11,688)	$(3,388)	$(1,658)

Provision for credit losses	$—	$(5,000)	$(7,000)	$—	$—

Allowance for loan losses to period end loans	1.19%	1.29%	1.34%	1.44%	1.46%
Combined allowance for credit losses to period end loans	1.21%	1.32%	1.37%	1.47%	1.49%
Nonperforming assets to period end loans and repossessed assets	1.49%	1.60%	1.69%	1.90%	2.12%
Net charge-offs (annualized) to average loans	0.24%	0.03%	0.27%	0.08%	0.04%
Allowance for loan losses to nonaccruing loans[1]	136.09%	130.84%	129.09%	114.28%	105.78%
Combined allowance for credit losses to nonaccruing loans[1]	137.63%	133.25%	131.18%	116.78%	108.51%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.